UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2018

FS Investment Corporation IV

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-01151 (Commission File Number)	47-3258730 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.

Other Events.

Effective December 31, 2018, FS Investment Corporation IV (the “Company”) decreased the price at which it issues shares under its distribution reinvestment plan (the “DRP”) from $11.00 per share to $10.75 per share. As previously disclosed by the Company, the price at which shares are issued under the DRP is determined by the Company’s board of directors (the “Board”) or a committee thereof, in its sole discretion, and is (i) not less than the net asset value per share determined in good faith by the Board or a committee thereof, in its sole discretion, immediately prior to the payment of the distribution (the “NAV Per Share”) and (ii) not more than 2.5% greater than the NAV Per Share as of such date. The purpose of this decrease was to ensure that the Company did not issue shares under the DRP at a price per share that was more than 2.5% greater than the NAV Per Share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation IV

Date:	January 2, 2019	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
General Counsel